EXHIBIT 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                           OF THE SARBANES-OXLEY ACT

Vincent M. Marra, President, and Donna M. Handel, Treasurer of SunAmerica Senior Floating Rate Fund, Inc. (the "registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: February 16, 2007


/s/ Vincent M. Marra
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Vincent M. Marra
President


/s/ Donna M. Handel
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Donna M. Handel
Treasurer